FIRSTAR STELLAR FUNDS

                                 AMENDMENT NO. 1
                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                             DATED JANUARY 20, 2000

         THIS Amended and Restated Declaration of Trust is amended as follows:

         DELETE the first paragraph of Section 5 of Article III from the Declaration of Trust and REPLACE it with the following:

SECTION 5.        ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASS

         Without limiting the authority of the Trustees set forth in Article XII, Section 8, INTER ALIA, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

Firstar Stellar Capital Appreciation Fund            A Shares
                                                     B Shares

Firstar Stellar Growth Equity Fund                   A Shares
                                                     B Shares
                                                     Y Shares

Firstar Stellar International Equity Fund            A Shares
                                                     B Shares

Firstar Stellar Ohio Tax-Free Money Market Fund      C Shares

Firstar Stellar Relative Value Fund                  A Shares
                                                     B Shares
                                                     Y Shares

Firstar Stellar Strategic Income Fund                A Shares
                                                     B Shares

Firstar Stellar Tax-Free Money Market Fund           C Shares

Firstar Stellar Treasury Fund                        C Shares
                                                     Y Shares

Firstar Stellar U.S. Government Income Fund A Shares
                                                     B Shares

Firstar Stellar Fund                                 A Shares
                                                     B Shares
                                                     Y Shares

Firstar Stellar Insured Tax-Free Bond Fund           A Shares
                                                     B Shares

Firstar Stellar Science & Technology Fund            A Shares
                                                     B Shares
                                                     Y Shares

         The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Amended and Restated Declaration of Trust, as adopted by the Board of Trustees on the 20th day of January 2000

         WITNESS the due execution hereof this 20th day of January 2000

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Thomas L. Conlan, Jr.                  William H. Zimmer, III

----------------------------           ---------------------------
Dr. Alfred Gottschalk                  Dawn M. Hornback

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Dr. Robert J. Hill                     Lawrence M. Turner